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                                                      Registration No. 333-47550
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                       NUCENTRIX BROADBAND NETWORKS, INC.
             (Exact name of Registrant as Specified in its Charter)

           DELAWARE                                             73-1435149
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                     4120 INTERNATIONAL PARKWAY, SUITE 2000
                          CARROLLTON, TEXAS 75007-1906
                                 (972) 662-4000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrants' Principal Executive Offices)

                       NUCENTRIX BROADBAND NETWORKS, INC.
                         FIRST AMENDED AND RESTATED 1999
                              SHARE INCENTIVE PLAN
                            (Full title of the plan)

                            J. CURTIS HENDERSON, ESQ.
                       NUCENTRIX BROADBAND NETWORKS, INC.
                     4120 INTERNATIONAL PARKWAY, SUITE 2000
                          CARROLLTON, TEXAS 75007-1906
                            TELEPHONE: (972) 662-4000
            (Name, address and telephone number of agent for service)

                        Copies of All Communications to:

                              RODNEY L. MOORE, ESQ.
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                               DALLAS, TEXAS 75201
                            TELEPHONE: (214) 220-7700


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                          DEREGISTRATION OF SECURITIES

         On October 6, 2000, Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), filed a registration statement on Form S-8 (No. 333-47550) (the "Registration Statement"), to register 400,000 shares of the Company's common stock, $0.001 par value (the "Shares"), pursuant to the Company's First Amended and Restated 1999 Share Incentive Plan. On August 13, 2003, the Company filed a Form 15 with the Securities and Exchange Commission terminating its registration under Section 12(g) and Section 15(d) of the Securities Exchange Act of 1934 and has previously notified the National Association of Securities Dealers, Inc. that it is delisting the Company's common stock from the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Shares that remain unsold under the Registration Statement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on August 13, 2003.

                                 NUCENTRIX BROADBAND NETWORKS, INC.



                                 By:      /s/ CARROLL D. MCHENRY
                                     -------------------------------------------
                                                 Carroll D. McHenry
                                               Chairman of the Board,
                                       President and Chief Executive Officer,
                                           Acting Chief Financial Officer
                                          (Principal Executive Officer and
                                            Principal Financial Officer)

Date:  August 13, 2003

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in capacities and on the dates indicated.

                   SIGNATURE                                      TITLE                             DATE
                   ---------                                      -----                             ----
      /s/    CARROLL D. MCHENRY                          Chairman of the Board,           August 13, 2003
-------------------------------------------      President and Chief Executive Officer,
              Carroll D. McHenry                     Acting Chief Financial Officer
                                                    (Principal Executive Officer and
                                                      Principal Financial Officer)


      /s/     ELIZABETH D. REIMER                         Assistant Controller            August 13, 2003
-------------------------------------------          (Principal Accounting Officer)
              Elizabeth D. Reimer

      /s/     RICHARD B. GOLD                                   Director                  August 13, 2003
-------------------------------------------
              Richard B. Gold

      /s/     BENJAMIN F. HOLCOMB                               Director                  August 13, 2003
-------------------------------------------
              Benjamin F. Holcomb

      /s/     STEVEN D. SCHEIWE                                 Director                  August 13, 2003
-------------------------------------------
              Steven D. Scheiwe

      /s/     NEIL S. SUBIN                                     Director                  August 13, 2003
-------------------------------------------
              Neil S. Subin